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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report on the financial statements of Allied Waste Industries, Inc. dated June 30, 1998 in this Current Report on Form 8-K and the incorporation by reference of our report dated June 30, 1998 into Allied Waste Industries, Inc.'s previously filed Registration Statements on Form S-3 (File No. 33-73618, No. 333-30559 and No. 333-57507), Form S-4 (File No. 333-22575, No. 333-31231, No.
333-35639, 333-52501 and No. 333-60727) and Form S-8 (File No. 33-42354, No.
33-63510, No. 33-79654, No. 33-79756, No. 33-79664 and No. 333-48357). It should be noted that we have not audited any financial statements of Allied Waste Industries, Inc. subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                                             ARTHUR ANDERSEN LLP
Phoenix, Arizona,
August 26, 1998.